Exhibit 99.1

NEWS RELEASE	CONTACTS:	R. Brian Hanson
Chief Financial Officer
ION Geophysical (281) 879-3672
Jack Lascar
DRG&E (713) 529-6600
ION REPORTS STRONG SECOND QUARTER RESULTS
Earnings per diluted share doubles to $0.16
Company reaffirms 2008 earnings guidance
     HOUSTON — August 5, 2008 — ION Geophysical Corporation (NYSE: IO) today announced second quarter 2008 net income of $15.4 million, or $0.16 per diluted share, on revenues of $180.7 million compared to net income of $7.1 million, or $0.08 per diluted share, on revenues of $165.2 million for the same period a year ago.
     Bob Peebler, President and Chief Executive Officer of ION, said, “We are pleased with our strong second quarter and first half results. We continue to deliver improved profitability as evidenced by the increase in our consolidated gross margin to 32% during the second quarter compared to 28% a year ago.
     “We are delighted by the record performance of our data library and new venture sales within our ION Solutions group. We also had another strong quarter in our Marine Imaging Systems with the commercialization of the first DigiSTREAMER™ system and continued penetration of DigiFIN™, our new lateral streamer control technology.
     “In our land division we are progressing on our first Version 2.0 FireFly Durham Ranch survey in Western Colorado. We currently expect the survey to be completed within our original schedule by the end of August, and assuming that the system performs up to our expectations on Durham Ranch, we will be on track to full commercialization during the second half of this year as planned.
     “Looking into the future, our recently announced proposed acquisition of ARAM provides ION with the opportunity to significantly increase our competitive position in land acquisition as we firmly establish ourselves as a major player in the analog segment of the market. We believe the scope and scale of the combined entity will offer our customers expanded and accelerated access to a broader range of instrumentation

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

options and enable our consolidated land businesses to grow more rapidly and deliver bottom-line results more effectively than either company could on its own.”
SECOND QUARTER 2008
     Total revenues in the second quarter increased 9% to $180.7 million compared to $165.2 million a year ago. This increase occurred even though last year’s second quarter sales included a large shipment of nine systems to the Oil & Natural Gas Corporation (ONGC) for $35.5 million, which illustrates the lumpy nature of our business. ION Solutions delivered a very strong quarter and more than doubled its revenue to $74.9 million.
     Within the ION Systems group, Land Imaging Systems’ revenues decreased to $45.8 million compared to $90.3 million in the second quarter of 2007, which included the ONGC sales. Marine Imaging Systems revenues increased 41% to $50.4 million compared to $35.7 million a year ago as demand for the Company’s DigiFIN streamer positioning and seabed products remained strong. The second quarter of 2008 also included the first commercialized sale of ION’s DigiSTREAMER solid streamer acquisition system. Additionally, a portion of the fifth VectorSeis® Ocean (VSO) acquisition system was delivered in the second quarter, which demonstrates the continued success and acceptance of VSO technology. ION’s Data Management Solutions’ revenues remained essentially stable at $9.6 million for the second quarter compared to $10.6 million a year ago.
     The ION Solutions group had a record quarter, generating $74.9 million in revenues compared to $28.6 million in the same period a year ago. The 162% increase was primarily driven by very robust multi-client data library sales in the Congo, East Africa and India regions and new venture sales related to the Company’s programs off the coasts of South America and Asia.
     Gross margin for the second quarter of 2008 significantly improved to 32% from 28% in the second quarter of 2007, primarily due to our Land Imaging Systems and ION Solutions segments. Overall, ION Systems continued to see notable margin improvements in Scorpion® cable systems and vibroseis vehicle sales. For ION Solutions, the margin rate improvement was driven by higher margin sales compared to 2007.

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

     Operating expenses for the second quarters of 2008 and of 2007 remained stable at 21% of revenues. General and administrative expenses as a percentage of revenues increased to 7.9% in the second quarter compared to 6.8% for the second quarter of 2007. The slight increase in expenses relates to the company’s continued expansion of international operations and increased infrastructure to support the overall growth of its business. Income from operations in the second quarter increased 70% to $19.7 million compared to $11.5 million in the second quarter of 2007. Adjusted EBITDA (earnings before net interest expense, taxes, depreciation and amortization and the fair value adjustment of preferred stock redemption features) for the second quarter more than doubled to $49.9 million compared to $21.2 million in the second quarter of 2007. A reconciliation of Adjusted EBITDA to reported earnings can be found at the end of this press release.
YEAR-TO-DATE 2008
     Revenues for the first six months of 2008 decreased slightly to $320.8 million compared to $330.2 million for 2007. The revenues in 2007 included the sale of the first FireFly system for $20.8 million and the delivery of nine of the 14 systems sold to ONGC for $35.5 million. Gross margin for 2008 improved substantially to 33% compared to 26% for 2007. Strong margin improvements were seen across the majority of the segments with the largest improvements occurring in the ION Solutions and Land Imaging segments.
     Operating expenses for the first half of 2008 increased to 24% compared to 21% in 2007, which was mainly due to increased salary expense related to increased headcount, increased bonus expense related to continued strong performance and increased legal and accounting professional fees related to our international expansion initiatives. Research and development expenses were 8% of revenue, consistent with the prior year. The Company’s effective tax rate year-to-date was 18.3% for 2008 compared to 22.8% for 2007.
     Income from operations for the first half of 2008 totaled $30.0 million, an increase of 70% over 2007. For the six months of 2008, ION reported net income of $23.1 million, or $0.24 per diluted share compared to net income of $10.1 million, or $0.12 per diluted share, in 2007. Adjusted EBITDA for the period was $75.7 million compared to $41.6 million in 2007.

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

RECENT DEVELOPMENTS
     The Company announced on July 9, 2008 that it has signed a definitive agreement to acquire all of the outstanding shares of ARAM Systems Ltd., a Canadian-based provider of cable-based land seismic recording systems, and its affiliate company, Canadian Seismic Rentals, Inc. Of the gross purchase price of CDN $350 million, US $275 million will be paid in cash while the remainder will be paid in ION common stock. The transaction is expected to be earnings neutral for the remainder of 2008 and accretive to ION’s consolidated pro-forma earnings in 2009.
OUTLOOK
     The following statements are based on the Company’s current expectations. These statements are forward looking and actual results may differ materially. Factors affecting these forward-looking statements are detailed below.
     Brian Hanson, Executive Vice President and Chief Financial Officer, commented, “Based on our first half results and our current pipeline of business, we are reiterating the earnings guidance we provided on December 17, 2007. We expect 2008 consolidated revenues to range between $780 and $830 million and earnings to be between $0.70 and $0.85 per diluted share. Additionally, we expect seismic activity to remain robust throughout 2008 and believe our company is in a strong competitive position with our new technologies, such as DigiFIN, Orca®, FireFly, reverse time migration and full-wave processing. These technologies are designed to help oil companies solve their more complex reservoir problems and help our contractor customers deliver their services more efficiently. We continue to expect our results for the second half of the year to exceed the current year-to-date results due to the normal seasonal cycles experienced in our business.”
CONFERENCE CALL
     ION has scheduled a conference call for Wednesday, August 6, 2008, at 10:00 a.m. Eastern Time. To participate in the conference call, dial 303-262-2175 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

accessible until August 20, 2008. To access the replay, dial 303-590-3000 and use pass code 11117436#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. Also, an archive of the web cast will be available shortly after the call on the Company’s website.
About ION
     ION is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated revenues, earnings and earnings per share for fiscal 2008, and estimated gross margins, Adjusted EBITDA and operating expenses as a percentage of revenue for fiscal 2008, future sales and market growth, and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitor’s product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreignt sales; the risks that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007.
Tables to follow

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Product revenues	$104,360	$135,861	$197,394	$259,341
Service revenues	76,305	29,295	123,430	70,860

Total net revenues	180,665	165,156	320,824	330,201

Cost of products	72,637	97,813	132,254	189,517
Cost of services	50,007	21,136	82,155	55,312

Gross profit	58,021	46,207	106,415	85,372

Operating expenses:
Research, development and engineering	11,850	13,777	24,009	25,081
Marketing and sales	12,222	9,608	23,378	20,245
General and administrative	14,213	11,316	28,997	22,596

Total operating expenses	38,285	34,701	76,384	67,922

Income from operations	19,736	11,506	30,031	17,450
Interest expense	(652)	(1,800)	(1,139)	(3,253)
Interest income	540	524	1,077	1,139
Other income (expense)	258	(420)	332	(647)
Fair value adjustment of preferred stock redemption features	(5)	—	173	—

Income before income taxes	19,877	9,810	30,474	14,689
Income tax expense	3,524	2,145	5,583	3,349

Net income	16,353	7,665	24,891	11,340
Preferred stock dividends and accretion	908	589	1,818	1,191

Net income applicable to common shares	$15,445	$7,076	$23,073	$10,149

Earnings per share:
Basic net income share	$0.16	$0.09	$0.25	$0.13

Diluted net income share	$0.16	$0.08	$0.24	$0.12

Weighted average number of common shares outstanding:
Basic	94,222	80,550	94,095	80,384
Diluted	102,272	97,806	98,047	83,379
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$18,785	$36,409
Restricted cash	6,066	7,052
Accounts receivable, net	171,110	188,029
Notes receivable, net	4,107	5,454
Unbilled receivables	52,506	22,388
Inventories	189,197	128,961
Prepaid expenses and other current assets	9,308	12,717

Total current assets	451,079	401,010
Non-current deferred income tax asset	2,964	2,872
Property, plant and equipment, net	38,321	36,951
Multi-client data library, net	82,792	59,689
Investments at cost	4,954	4,954
Goodwill	151,478	153,145
Intangible and other assets, net	47,144	50,528

Total assets	$778,732	$709,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current maturities of long-term debt	$14,476	$14,871
Accounts payable	51,418	44,674
Accrued expenses	60,736	66,911
Accrued multi-client data library royalties	36,352	29,962
Deferred revenue	20,835	21,278
Deferred income tax liability	2,792	2,792

Total current liabilities	186,609	180,488
Long-term debt, net of current maturities	7,965	9,842
Non-current deferred income tax liability	2,822	3,384
Other long-term liabilities	4,104	4,195
Fair value of preferred stock redemption features	1,042	—

Total liabilities	202,542	197,909
Cumulative convertible preferred stock	68,785	35,000
Stockholders’ equity:
Common stock	945	948
Additional paid-in capital	567,564	559,255
Accumulated deficit	(59,766)	(82,839)
Accumulated other comprehensive income	5,224	5,460
Treasury stock	(6,562)	(6,584)

Total stockholders’ equity	507,405	476,240

Total liabilities and stockholders’ equity	$778,732	$709,149

The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Reconciliation of Adjusted EBITDA to Net Income
(Non-GAAP Measures)
(In thousands)
(Unaudited)
Adjusted EBITDA is a Non-GAAP measurement that is presented as an additional indicator of operating performance and is not a substitute for net income or net income per share calculated under generally accepted accounting principals (GAAP). We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to service our debt. The calculation of Adjusted EBITDA shown below is based upon amounts derived from the company’s financial statements prepared in conformity with GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income applicable to common shares	$15,445	$7,076	$23,073	$10,149
Interest expense	652	1,800	1,139	3,253
Interest income	(540)	(524)	(1,077)	(1,139)
Income tax expense	3,524	2,145	5,583	3,349
Depreciation and amortization expense.	30,779	10,690	47,173	25,950
Fair value adjustment of preferred stock redemption features	5	—	(173)	—

Adjusted EBITDA	$49,865	$21,187	$75,718	$41,562

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The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.